UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016 (April 11, 2016)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On April 11, 2016 and April 14, 2016, HedgePath Pharmaceuticals, Inc. (the “Company”) conducted initial closings (the “Initial Closings”) of a private placement offering to accredited investors (the “Offering”) of the Company’s units (the “Units”) at a price of $0.10 per Unit, with each Unit consisting of: (i) one (1) share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a five-year warrant to purchase one (1) share of Common Stock at an exercise price of $0.12 per share (the “Warrants”). The Company may sell up to 55,000,000 Units in the Offering, for aggregate gross proceeds of up to $5,500,000 (the “Maximum Amount”). No actual Units will be issued, and each investor will receive shares of Common Stock and Warrants only should they participate in the Offering. The Offering will terminate on April 29, 2016, but may be extended for an additional 30 days in the sole and absolute discretion of the Company. The Offering is being conducted on a “best efforts/no minimum” basis, meaning that the Company shall have the discretion to raise any amount in the Offering up to (but also less than) the Maximum Amount.

In connection with the Initial Closings, the Company entered into definitive securities purchase agreements (the “SPA”) with two (2) accredited investors (the “Investors”) and issued an aggregate of 3,500,000 Units, consisting of an aggregate of 3,500,000 shares of Common Stock and Warrants to purchase up to an aggregate of 3,500,000 shares of Common Stock for aggregate gross proceeds to the Company of $350,000. Pursuant to the SPA, the Company has granted the Investors certain registration rights requiring the Company, following the final closing of the Offering, to file a registration statement with the Securities and Exchange Commission covering the resale by the Investors of the Common Stock and shares of Common Stock underlying the Warrants issued in the Offering. The SPA also contains customary representations, warranties and agreements.

The form of SPA and Warrant are attached to this Current Report as Exhibits 10.1 and 4.1, respectively. All descriptions of the SPA and Warrant herein are qualified in their entirety to the text of Exhibits 10.1 and 4.1 hereto, which is incorporated herein by reference.

The securities issued in the Offering as described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales were made pursuant to the exemptions from registration provided by Rule 506(c) of Regulation D (“Reg. D”) promulgated under the Securities Act because, among other things, the Investors are “accredited investors” (as defined under Reg. D), the Investors purchased the securities for investment purposes only and not for resale and the Company took appropriate measures to restrict the transfer of the securities sold and verify the accredited investor status of the Investors.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities described herein have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Warrant.

10.1	Form of Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2016	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and CEO

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